[LETTERHEAD OF DECHERT PRICE & RHOADS]


                                 April 28, 2000

USLICO Series Fund
c/o ReliaStar Life Insurance Company
20 Washington Avenue South
Route 1212
Minneapolis, MN 55401

     Re: Post-Effective Amendment No. 15 to Registration Statement on Form N-1A for USLICO Series Fund
          (File Nos. 033-20957 and 811-05451)

Dear Sirs and Madams:

     We hereby consent to the reference to our firm as counsel to USLICO Series Fund (the "Trust") in the Statement of Additional Information contained in the Registration Statement of the Trust.

                                        Very truly yours,

                                        /s/ Dechert Price & Rhoads